                                                                    Exhibit 12.1


EDISON MISSION ENERGY
RATIO OF EARNINGS TO FIXED CHARGES (000s)


                                                           Six months         Six months
                                                             ended              ended
                                                            June 30,           June 30,
                                                              2001               2000                2000              1999
                                                       ----------------------------------------------------------------------
Earnings:

Income (loss) before taxes and accounting change            $  4,488          $(76,457)           $ 180,098          $103,705
Adjustments:
  Fixed charges, as below                                    373,906           400,311              797,891           439,300
  Interest capitalized                                       (10,030)           (7,800)             (14,281)          (27,471)
  Equity in earnings of equity method investments            (71,807)          (27,758)            (100,569)          (79,433)
  Dividends from equity method investments                    51,930            35,462              121,463            80,891
                                                       ----------------------------------------------------------------------

Earnings as adjusted                                        $348,488          $323,758            $ 984,602          $516,992
                                                       ======================================================================

Fixed Charges:

Interest on indebtedness
  (expense and capitalized)                                 $343,219          $382,394            $ 729,201          $413,811
Dividends on preferred securities                             12,380            16,360               32,075            22,375
Interest portion of rental expense                            18,307             1,557               36,615             3,114
                                                       ----------------------------------------------------------------------
                                                            $373,906          $400,311            $ 797,891          $439,300
                                                       ======================================================================
Ratio of Earnings to Fixed Charges                              0.93              0.81                 1.23              1.18


                                                              1998               1997             1996
                                                       ---------------------------------------------------
Earnings:

Income (loss) before taxes and accounting change            $202,579          $185,515            $174,110
Adjustments:
  Fixed charges, as below                                    260,439           275,426             261,885
  Interest capitalized                                       (26,300)          (15,000)            (64,400)
  Equity in earnings of equity method investments            (45,984)          (76,694)            (72,272)
  Dividends from equity method investments                    49,208            82,576              72,787
                                                       ---------------------------------------------------
Earnings as adjusted                                        $439,942          $451,823            $372,110
                                                       ===================================================

Fixed Charges:

Interest on indebtedness
  (expense and capitalized)                                 $245,220          $260,249            $246,895
Dividends on preferred securities                             13,149            13,167              13,100
Interest portion of rental expense                             2,070             2,010               1,890
                                                       ---------------------------------------------------
                                                            $260,439          $275,426            $261,885
                                                       ===================================================

Ratio of Earnings to Fixed Charges                              1.69              1.64                1.42
